      As filed with the Securities and Exchange Commission on June 2, 2003
                                                          REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933



                            WINN-DIXIE STORES, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                                             59-0514290
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)


                              5050 EDGEWOOD COURT
                        JACKSONVILLE, FLORIDA 32254-3699
                    (Address of principal executive offices)

                  THE WINN-DIXIE STORES, INC. PROFIT SHARING/
                                  401(K) PLAN
                            (Full title of the plan)

                               LAURENCE B. APPEL
                                GENERAL COUNSEL
                            WINN-DIXIE STORES, INC.
                              5050 EDGEWOOD COURT
                        JACKSONVILLE, FLORIDA 32254-3699
                    (Name and address of agent for service)

                                 (904) 783-5000
         (Telephone number, including area code, of agent for service)



                        CALCULATION OF REGISTRATION FEE


                                                               Proposed           Proposed
  Title of                                    Amount            Maximum            Maximum          Amount of
Securities to                                 to be         Offering Price        Aggregate       Registration
be Registered                               Registered         Per Share       Offering Price          Fee

Common Stock,
par value $1.00 per share (1).......     3,000,000 shares      $13.43 (2)      $40,290,000 (2)      $3,259.47

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, (the "Act"), this Registration Statement also covers such additional securities as may become issuable under The Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan (the "Plan").

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low sales prices per share of Common Stock of Winn-Dixie Stores, Inc. as reported on the New York Stock Exchange on May 23, 2003.

(3) In addition, pursuant to Rule 416(c) under the Act, this Registration Statement is deemed to register an indeterminate amount of interests to be offered or sold pursuant to the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to Winn-Dixie Stores, Inc., a Florida corporation, (the "Registrant"), as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Park II of this Registration Statement, taken together, constitute a prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (a) the Annual Report on Form 10-K of Winn-Dixie Stores, Inc. for the fiscal year ended June 26, 2002; and

         (b) Quarterly Reports on Form 10-Q for the quarters ended September 18, 2002, January 8, 2003 and April 2, 2003;

         (c) Current Reports on Form 8-K filed on August 22, 2002, November 14, 2002 and May 5, 2003; and

         (d) the description of Winn-Dixie Stores, Inc. Common Stock (the "Common Stock") set forth under "Item 1. Description of Registrant's Securities to be Registered" in the Registrant's Amendment No. 1 on Form 8-A to its Registration Statement on Form 8-A with respect to the Common Stock, File No. 1-3506, as amended from time to time.

         In addition, any and all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modified or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article XIV of the Registrant's By-Laws provides for indemnification of directors, officers, employees and agents of the Registrant to the fullest extent permitted by law, against liability incurred in connection with any proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.                            Description

   4.1               Restated Articles of Incorporation as filed with the Secretary of State of Florida. Previously filed as Exhibit 3.1 to Form 10-K for the year ended June 30, 1993, which  Exhibit is herein incorporated by reference.

   4.1.1             Amendment adopted October 7, 1992, to Restated Articles of Incorporation. Previously filed as
                     Exhibit 3.1.1 to Form 10-K for the year ended June 30, 1993, which Exhibit is herein incorporated by reference.

   4.1.2             Amendment adopted October 5, 1994, to Restated Articles of Incorporation. Previously filed as
                     Exhibit 3.1.2 to Form 10-Q for the quarter ended January 11, 1995, which  Exhibit is herein incorporated by reference.

   4.1.3             Amendment adopted October 1, 1997, to Restated Articles of Incorporation. Previously filed as
                     Exhibit 3.1.3 to Form 10-Q for the quarter ended September 17, 1997, which Exhibit is herein incorporated by reference.

   4.2               Restated By-Laws of the Registrant as amended through April 25, 2002.  Previously filed as Exhibit 3.2 to Form 10-Q for the quarter ended April 3, 2002, which Exhibit is herein incorporated by reference.

   5.1               Opinion of Kirschner & Legler, P.A. regarding the validity of the securities being registered.

  10.1               Amended and Restated Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan.

  23.1               Consent of Kirschner & Legler, P.A. (included as part of Exhibit 5.1).

  23.2               Consent of KPMG LLP.

  24                 Powers of Attorney (included on signature page to this Registration Statement).

         The registrant will submit or has submitted the Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on this 30th day of May, 2003.


                           WINN-DIXIE STORES, INC.
                           (Registrant)


                           By: /s/ Allen R. Rowland
                              -------------------------------------------------
                              Allen R. Rowland
                              Chief Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each director and officer of Winn-Dixie Stores, Inc. whose signature to this Registration Statement appears below hereby constitutes and appoints D. Michael Byrum and Richard P. McCook or any one or more of them, as such persons true and lawful attorney-in-fact and agent with full power of substitution for such person and in such person's name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto, any registration statement filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and any and all other documents filed in connection with such filings, granting unto each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

Signature                                       Title                                            Date


/s/ A. Dano Davis                         Chairman and Director                             May 30, 2003
------------------------------------
A. Dano Davis

/s/ Allen R. Rowland                      President and Director (Chief Executive           May 30, 2003
------------------------------------      Officer)
Allen R. Rowland

/s/ Richard P. McCook                     Senior Vice President (Chief Financial            May 30, 2003
------------------------------------      Officer)
Richard P. McCook

/s/ D. Michael Byrum                      Vice President, Corporate Controller and          May 30, 2003
------------------------------------      Chief Accounting Office (Principal
D. Michael Byrum                          Accounting Officer)

/s/ Ronald Townsend                       Director                                          May 30, 2003
------------------------------------
Ronald Townsend

/s/ T. Wayne Davis                        Director                                          May 30, 2003
------------------------------------
T. Wayne Davis

/s/ Charles P. Stephens                   Director                                          May 30, 2003
------------------------------------
Charles P. Stephens

/s/ Carleton T. Rider                     Director                                          May 30, 2003
------------------------------------
Carleton T. Rider

/s/ Julia B. North                        Director                                          May 30, 2003
------------------------------------
Julia B. North

/s John H. Dasbury                        Director                                          May 30, 2003
------------------------------------
John H. Dasbury

/s/ Tillie K. Fowler                      Director                                          May 30, 2003
------------------------------------
Tillie K. Fowler

/s/ John E. Anderson                      Director                                          May 30, 2003
------------------------------------
John E. Anderson

/s/ Edward W. Mehrer, Jr.                 Director                                          May 30, 2003
------------------------------------
Edward W. Mehrer, Jr.

         Pursuant to the requirements of the Securities Act of 1933, the Winn-Dixie Stores, Inc. Profit Sharing/ 401(k) Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 30 day of May, 2003.


                           WINN-DIXIE STORES, INC.
                           PROFIT SHARING/401(k) PLAN


                           By: ADMINISTRATIVE COMMITTEE
                               Plan Administrator


                           By: /s/ Richard P. McCook
                              -----------------------------------------------
                              Richard P. McCook
                              Member of Administrative Committee

                               INDEX TO EXHIBITS


Exhibit No.                   Sequentially Numbered Description

    4.1              Restated Articles of Incorporation as filed with the Secretary of State of Florida. Previously filed as Exhibit 3.1 to Form 10-K for the year ended June 30, 1993, which  Exhibit is herein incorporated by reference.

   4.1.1             Amendment adopted October 7, 1992, to Restated Articles of Incorporation. Previously filed as
                     Exhibit 3.1.1 to Form 10-K for the year ended June 30, 1993, which Exhibit is herein incorporated by reference.

   4.1.2             Amendment adopted October 5, 1994, to Restated Articles of Incorporation. Previously filed as
                     Exhibit 3.1.2 to Form 10-Q for the quarter ended January 11, 1995, which  Exhibit is herein incorporated by reference.

   4.1.3             Amendment adopted October 1, 1997, to Restated Articles of Incorporation. Previously filed as
                     Exhibit 3.1.3 to Form 10-Q for the quarter ended September 17, 1997, which Exhibit is herein incorporated by reference.

    4.2              Restated By-Laws of the Registrant as amended through April 25, 2002.  Previously filed as Exhibit 3.2 to Form 10-Q for the quarter ended April 3, 2002, which Exhibit is herein incorporated by reference.

    5.1              Opinion of Kirschner & Legler, P.A. regarding the validity of the securities being registered.

   10.1              Amended and Restated Winn-Dixie Stores, Inc. Profit Sharing/401(k) Plan.

   23.1              Consent of Kirschner & Legler, P.A. (included as part of Exhibit 5.1).

   23.2              Consent of KPMG LLP.

   24                Powers of Attorney (included on signature page to this Registration Statement).